Exhibit 99.1

Pegasystems Announces Financial Results for First Quarter of 2016

Strong Revenue Growth Drives Higher Profitability

CAMBRIDGE, Mass. – May 5, 2016 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced results for its first quarter ended March 31, 2016.

“We are pleased with the start to 2016,” said Alan Trefler, Founder and CEO of Pegasystems. “We had strong Q1 revenue, which contributed to a dramatic increase in this quarter’s EPS. We will be focusing our efforts in coming quarters to balance revenue with an emphasis on increasing backlog and are encouraged that we have the pipeline and activity to achieve this. We continue to make progress in positioning Pega as a leader in strategic applications to help enterprises better serve their customers. We’re delighted with the recognition we are receiving from the industry and the tremendous value our clients are getting from our software.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended March 31,
($ in thousands except per share amounts)	2016	2016	2015	2015	% Increase
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$178,858	$178,858	$153,918	$153,918	16%	16%
License Revenue	$68,345	$68,345	$57,975	$57,975	18%	18%
Cloud Revenue	$8,498	$8,498	$6,177	$6,177	38%	38%
Net Income	$9,005	$17,803	$5,935	$10,186	52%	75%
Diluted Earnings per share	$0.11	$0.23	$0.08	$0.13	38%	77%

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Cash: Total cash, cash equivalents, and marketable securities at March 31, 2016 was $193.9 million, a decrease of 11% from 2015 year-end. The reduction was primarily due to the payment of annual bonuses and $10.1 million of marketable securities sold in the quarter, which did not settle until April 2016 and are reflected in other current assets as of March 31, 2016.

Cash generated from operations for the quarter was $8.6 million.

License and Cloud Backlog: The Company computes license and cloud backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, not billed, and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	March 31,
($ in thousands)	2016	2015	% Change
Total billed deferred license and cloud revenue	57,790	79,639	(27%)
Total off-balance sheet license and cloud commitments (2)	331,870	294,412	13%
TOTAL LICENSE AND CLOUD BACKLOG	389,660	374,051	4%

(1)	See historical quarterly license and cloud backlog amounts in a separate schedule at the end of this release.
(2)	See the “Future Cash Receipts from License and Cloud Arrangements” table on page 24 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

OpenSpan Acquisition Impact

In April 2016, the Company acquired OpenSpan, Inc. (“OpenSpan”), a privately held software provider of robotic process automation and workforce analytics software. The Company expects the acquisition to be accretive starting in 2017.

As a result of the acquisition, the Company is updating its previous guidance for the full year 2016 as follows: The Company now expects GAAP and non-GAAP revenue to be approximately $800 million. GAAP diluted EPS is expected to be approximately $0.44 per share, while non-GAAP diluted EPS is expected to be consistent with the previously announced guidance of approximately $0.95 per share.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio Webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-407-3982 (domestic) or 1-201-493-6780 (international). To listen to the Webcast, log onto www.pega.com at least five minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including our updated guidance regarding 2016 GAAP and non-GAAP revenue and diluted earnings per share. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance”, or variations of such words and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition; the ongoing consolidation in the financial services, insurance, healthcare, and communications markets; reliance on third party relationships; the potential loss of vendor specific objective evidence for our time and materials professional services arrangements; the inherent risks associated with international operations and the continued weakness in international economies; foreign currency exchange rates; the financial impact of the Company’s past acquisitions, including the OpenSpan acquisition, and any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of May 5, 2016. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to May 5, 2016.

About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for marketing, sales, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 3000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

PegaInvestorRelations@pega.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Software license	$68,345	$57,975
Maintenance	52,975	48,752
Services	57,538	47,191

Total revenue	178,858	153,918

Cost of revenue:
Software license	1,021	1,076
Maintenance	5,915	5,180
Services	49,574	43,803

Total cost of revenue (1)	56,510	50,059

Gross profit	122,348	103,859

Operating expenses:
Selling and marketing	61,078	55,735
Research and development	34,920	29,844
General and administrative	11,048	6,345
Acquisition-related	919	26
Restructuring	258	—

Total operating expenses (1)	108,223	91,950

Income from operations	14,125	11,909
Foreign currency transaction gain (loss)	1,376	(2,962)
Interest income, net	290	313
Other expense, net	(2,298)	—

Income before provision for income taxes	13,493	9,260
Provision for income taxes	4,488	3,325

Net income	$9,005	$5,935

Earnings per share :
Basic	$0.12	$0.08

Diluted	$0.11	$0.08

Weighted-average number of common shares outstanding:
Basic	76,375	76,401
Diluted	78,878	78,592

Dividends declared per share	$0.03	$0.03

(1) Includes stock-based compensation as follows:

Cost of revenue	$2,680	$1,953
Operating expenses	$6,255	$4,316

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Three Months Ended March 31,						% Increase
	2016 GAAP	Adj.	2016 Non-GAAP	2015 GAAP	Adj.	2015 Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$178,858	$—	$178,858	$153,918	$—	$153,918	16%		16%
Software license	68,345	—	68,345	57,975	—	57,975	18%		18%
Maintenance	52,975	—	52,975	48,752	—	48,752	9%		9%
Services	57,538	—	57,538	47,191	—	47,191	22%		22%

TOTAL COST OF REVENUE	$56,510	$(4,026)	$52,484	$50,059	$(3,221)	$46,838	13%		12%
Amortization of intangible assets (2)	1,346	(1,346)	—	1,343	(1,343)	—
Stock-based compensation	2,680	(2,680)	—	1,953	(1,953)	—
Other Adjustments	—	—	—	(75)	75	—

GROSS MARGIN %	68%		71%	67%		70%	93	bp	109	bp

TOTAL OPERATING EXPENSES (3)	$108,223	$(9,051)	$99,172	$91,950	$(2,282)	$89,668	18%		11%
Amortization of intangible assets (2)	1,619	(1,619)	—	1,795	(1,795)	—
Stock-based compensation	6,255	(6,255)	—	4,316	(4,316)	—
Other adjustments	—	—	—	(3,855)	3,855	—
Acquisition-related	919	(919)	—	26	(26)	—
Restructuring	258	(258)	—	—	—	—

INCOME FROM OPERATIONS	$14,125	$13,077	$27,202	$11,909	$5,503	$17,412	19%		56%

OPERATING MARGIN %	8%		15%	8%		11%	16	bp	390	bp

INCOME TAX EFFECTS (4)	$4,488	$4,279	$8,767	$3,325	$1,252	$4,577	35%		92%

NET INCOME	$9,005	$8,798	$17,803	$5,935	$4,251	$10,186	52%		75%

DILUTED EARNINGS PER SHARE	$0.11	$0.12	$0.23	$0.08	$0.05	$0.13	38%		77%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,878	—	78,878	78,592	—	78,592	0%		0%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expense: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated primarily with the OpenSpan acquisition. These acquisition-related expenses were primarily professional fees to affect the acquisition. We have also incurred restructuring expenses for one-time employee termination benefits related to the closure of one of our domestic offices, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Other adjustments: We reached an agreement with the former shareholders of Antenna Software, Inc., which we acquired in October 2013 (“Antenna”), to release a portion of the funds held in escrow as security for their indemnification obligations to us in settlement of the outstanding indemnification claims. The settlement resulted in a benefit to cost of revenue and operating expenses in the first quarter of 2015. In addition, we favorably settled indirect tax liabilities related to the Antenna acquisition, which resulted in a benefit to operating expenses in the first quarter of 2015. We believe the benefits associated with these items are not representative of our ongoing business, and we have excluded the effects of these items from our non-GAAP operating results and net earnings measures.

(2)	Estimated future annual amortization expense related to intangible assets as of March 31, 2016 is as follows:

(in thousands)
Remainder of 2016	$8,562
2017	9,812
2018	8,812
2019	3,020
2020 and thereafter	225

Total intangible assets subject to amortization	$30,431

(3)	Below is a reconciliation of non-GAAP operating expenses:

	Three Months Ended March 31,
(in thousands)	2016 GAAP	Adj.	2016 Non-GAAP	2015 GAAP	Adj.	2015 Non-GAAP
Selling and marketing	$61,078	$(4,416)	$56,662	$55,735	$(3,070)	$52,665
Amortization of intangible assets	1,530	(1,530)	—	1,531	(1,531)	—
Stock-based compensation	2,886	(2,886)	—	1,546	(1,546)	—
Other Adjustments	—	—	—	(7)	7	—
Research and development	$34,920	$(2,392)	$32,528	$29,844	$(1,426)	$28,418
Stock-based compensation	2,392	(2,392)	—	1,866	(1,866)	—
Other Adjustments	—	—	—	(440)	440	—
General and administrative	$11,048	$(1,066)	$9,982	$6,345	$2,240	$8,585
Amortization of intangible assets	89	(89)	—	264	(264)	—
Stock-based compensation	977	(977)	—	904	(904)	—
Other Adjustments	—	—	—	(3,408)	3,408	—
Acquisition-related	$919	$(919)	$—	$26	$(26)	$—
Restructuring	$258	$(258)	$—	$—	$—	$—
TOTAL OPERATING EXPENSES	$108,223	$(9,051)	$99,172	$91,950	$(2,282)	$89,668

(4)	The GAAP income tax effects were calculated using an effective tax rate of 33.3% and 35.9% for the first quarter of 2016 and 2015, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 33% and 31% for the first quarter of 2016 and 2015, respectively.

The difference between our GAAP and non-GAAP effective tax rates in first quarter of 2016 primarily relates to the impact of unfavorable foreign stock compensation adjustments on our GAAP effective tax rate, partially offset by higher non-GAAP income subjected to tax in higher tax jurisdictions. The difference between our GAAP and non-GAAP effective tax rates for the first quarter of 2015 primarily relates to the impact of higher non-GAAP income subjected to tax in lower tax rate jurisdictions.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	March 31, 2016	December 31, 2015
Assets:
Cash, cash equivalents, and marketable securities	$193,913	$219,078
Trade accounts receivable, net	202,399	211,846
Property and equipment, net	35,940	31,319
Long-term deferred income taxes	52,536	53,350
Goodwill and Intangible assets, net	77,155	80,194
Other assets	44,239	31,971

Total assets	$606,182	$627,758

Liabilities and Stockholders’ Equity:
Accrued expenses, including compensation and related expenses	78,534	98,640
Deferred revenue	171,639	171,678
Other liabilities	33,505	34,581
Stockholders’ equity	322,504	322,859

Total liabilities and stockholders’ equity	$606,182	$627,758

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
Operating activities:
Net income	$9,005	$5,935
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(748)	(825)
Depreciation, amortization, foreign currency transaction loss, and other non-cash items	6,802	8,747
Stock-based compensation expense	8,935	6,269
Change in operating assets and liabilities, net	(15,352)	7,395

Cash provided by operating activities	8,642	27,521

Cash provided by (used in) investing activities	9,370	(5,381)

Cash used in financing activities	(18,424)	(6,337)

Effect of exchange rates on cash and cash equivalents	(434)	(2,908)

Net (decrease) increase in cash and cash equivalents	(846)	12,895
Cash and cash equivalents, beginning of period	93,026	114,585

Cash and cash equivalents, end of period	$92,180	$127,480

Pegasystems Inc.

Historical License and Cloud Backlog

(in thousands)

	2016	2015	2015	2015	2015	2014	2014	2014
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
Total billed deferred license and cloud revenue	57,790	63,412	55,370	61,339	79,639	63,048	68,561	54,938
Total off-balance sheet license and cloud commitments	331,870	356,388	324,340	330,043	294,412	301,409	265,309	298,658

TOTAL LICENSE AND CLOUD BACKLOG	$389,660	$419,800	$379,710	$391,382	$374,051	$364,457	$333,870	$353,596

FY 2016 Reconciliation of Forward-Looking Guidance

($ in thousands, except per share amounts)

	Full Year 2016 (1)
Net Income and Diluted EPS - GAAP basis	$34,844	$0.44

Adjustment to exclude amortization of intangible assets, net of tax	9,142	0.12
Adjustment to exclude stock-based compensation, net of tax	28,508	0.36
Adjustment to exclude acquisition-related and restructuring expenses, net of tax	1,552	0.02
Adjustment to include revenue fair value adjustment, net of tax	1,005	0.01

Net Income and Diluted EPS - Non-GAAP basis	$75,051	$0.95

(1)	The amounts include the effect of the OpenSpan acquisition.